Exhibit 99.2  Selected Financial Data

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ITEM 6  SELECTED FINANCIAL DATA

The following tables sets forth the selected financial data for the Company and should be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere herein.

SELECTED FINANCIAL DATA (UNAUDITED)
(dollar amounts in thousands, except per share amounts)

Year ended                                   Feb. 1, 2003      Feb. 2, 2002     Feb. 3, 2001     Jan. 29, 2000     Jan. 30, 1999
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STATEMENT OF OPERATIONS DATA
Merchandise sales                             $ 1,697,628       $ 1,707,190      $ 1,891,046       $ 1,887,771      $ 1,932,063
Service revenue                                   400,149           403,505          444,233           424,717          393,669
Total revenues                                  2,097,777         2,110,695        2,335,279         2,312,488        2,325,732
Gross profit from merchandise sales               514,490 (1)       500,037  (2)     436,033  (3)      520,228          476,893 (4)
Gross profit from service revenue                 102,056 (1)       101,053  (2)      78,243  (3)       82,295           77,856
Total gross profit                                616,546 (1)       601,090  (2)     514,276  (3)      602,523          554,749 (4)
Selling, general and
  administrative expenses                         504,163 (1)       497,798  (2)     542,048  (3)      512,434          503,254 (4)
Operating profit (loss)                           112,383 (1)       103,292  (2)     (27,772) (3)       90,089           51,495 (4)
Non-operating income                                3,097             4,623            7,314             2,327            2,145
Interest expense                                   47,237            53,709           59,718            51,557           48,930
Earnings (loss) from continuing
  operations before income taxes                   68,243 (1)        54,206  (2)     (80,176) (3)       40,859            4,710 (4)
Net earnings (loss) from continuing
  operations                                       42,992 (1)        34,693  (2)     (50,929) (3)       26,625            3,215 (4)
Net earnings (loss from discontinued
  operations, net of tax                              808               642             (165)            2,678            1,759
Net earnings (loss)                                43,800 (1)        35,335  (2)     (51,094) (3)       29,303            4,974 (4)

BALANCE SHEET DATA

Working capital                               $   130,680       $   115,201      $   122,741       $   185,206      $   251,935
Current ratio                                   1.24 to 1         1.21 to 1        1.22 to 1         1.35 to 1        1.51 to 1
Merchandise inventories                       $   488,882       $   519,473      $   547,735       $   582,898      $   527,397
Property and equipment - net                    1,030,486         1,058,842        1,134,164         1,273,446        1,269,953
Total assets                                    1,799,910         1,806,135        1,898,084         2,064,948        2,089,993
Long-term debt (includes
  all convertible debt)                           525,577           544,418          654,194           784,024          691,714
Stockholders' equity                              649,992           617,790          594,766           658,284          811,784

DATA PER COMMON SHARE

Basic earnings (loss) from
   continuing operations                      $       .83 (1)   $       .68  (2) $     (1.00) (3)  $       .53      $       .05 (4)
Basic earnings (loss)                                 .85 (1)           .69  (2)       (1.00) (3)          .58              .08 (4)
Diluted earnings (loss) from
  continuing operations                               .80 (1)           .67  (2)       (1.00) (3)          .53              .05 (4)
Diluted earnings (loss)                               .82 (1)           .68  (2)       (1.00) (3)          .58              .08 (4)
Cash dividends                                        .27               .27              .27               .27              .26
Stockholders' equity                                12.59             12.01            11.60             12.91            13.18
Common share price range:
  high                                              19.38             18.48             7.69             21.63            26.69
  low                                                8.75              4.40             3.31              7.13            12.38

OTHER STATISTICS

Return on average
  stockholders' equity                                6.9%              5.8%            (8.2)%             4.0%             0.6%
Common shares issued and outstanding           51,644,578        51,430,861       51,260,663        50,994,099       61,615,140
Capital expenditures                          $    43,911       $    25,375      $    57,336       $   104,446      $   167,876
Number of retail outlets                              629               628              628               662              638
Number of service bays                              6,527             6,507            6,498             6,895            6,608
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(1) Includes pretax charges of $2,529 related to the Profit Enhancement Plan of which $2,014 reduced gross profit from merchandise sales, $491 reduced gross profit from service revenue and $24 was included in selling, general and administrative expenses.


(2) Includes pretax charges of $5,197 related to the Profit Enhancement Plan of which $4,169 reduced gross profit from merchandise sales, $813 reduced gross profit from service revenue and $215 was included in selling, general and administrative expenses.


(3) Includes pretax charges of $74,945 related to the Profit Enhancement Plan of which $67,085 reduced the gross profit from merchandise sales, $5,232 reduced gross profit from service revenue and $2,628 was included in selling, general and administrative expenses.

(4) Includes pretax charges of $29,451 ($20,109 net of tax or $.33 per share-basic and diluted), $27,733 of which reduced gross profit from merchandise sales with the remaining $1,718 included in selling, general and administrative expenses. These charges were associated with the closure and sale of 109 Express stores.